Exhibit 99.3
ZoomInfo Announces CFO Transition

Graham O’Brien to Serve as Interim Chief Financial Officer Effective September 6

Vancouver, WA, August 5, 2024 - ZoomInfo, (NASDAQ: ZI) the go-to-market platform to find, acquire, and grow customers, today announced that Graham O’Brien, the company’s Vice President of FP&A, has been appointed by ZoomInfo’s Board of Directors as the company’s interim Chief Financial Officer beginning September 6, 2024. At that time, the company’s Board of Directors and Cameron Hyzer, Chief Financial Officer, have agreed that Mr. Hyzer will transition to serve in an advisory capacity until October 7, 2024 to facilitate a seamless transition. The company has initiated a search process to help identify a permanent successor.
Henry Schuck, ZoomInfo Founder and CEO, said, “I would like to thank Cameron for his significant contributions and leadership at ZoomInfo over the last six years, as we have grown to $1.2 billion in revenue, navigated the IPO process and public markets, and driven strong margins and cash flow. We are also fortunate to have Graham step up into the CFO role on an interim basis. I am confident he will effectively guide our finance team as we continue focusing on our strategic goals.”

Mr. Hyzer stated, “I am very proud to have helped lead the ZoomInfo team and I am confident the company is well positioned for success. This is the right time for me personally to start my next professional chapter, and I look forward to supporting the transition and being a resource for Henry and Graham.”
About Graham O’Brien
With a successful track record spanning various senior leadership roles, Mr. O’Brien brings extensive expertise in financial planning and analysis, accounting, and driving strategic corporate initiatives. At ZoomInfo, he serves as Vice President of FP&A, overseeing financial forecasting, budgeting, and reporting processes. Previously, Mr. O’Brien held roles at DiscoverOrg, RainKing Solutions, and Kaseya. He holds a B.S. in accounting from Lehigh University and is a licensed CPA in the District of Columbia.
Second Quarter 2024 Financial Results
In a separate press release issued today, ZoomInfo issued its second quarter 2024 financial results. A conference call is scheduled to begin today, August 5th, at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call. The call will also be webcast live on the Company’s investor relations website at https:// ir.zoominfo.com/, where related presentation materials will be posted prior to the conference call. Following the conference call, an archived webcast of the call will be available for one year on ZoomInfo’s Investor Relations website.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “may”, “might”, “objective”, “outlook”, “plan”, “potential”, “predict”, “projection”, “seek”, “should”, “target”, “trend”, “will”, “would” or the negative version of these words or other comparable words. Any statements in this press release regarding future revenue, earnings, margins, financial performance, cash flow, liquidity, or results of operations (including, but not limited to, the guidance provided under “Business Outlook”), and any other statements that are not historical facts are forward-looking statements. We have based our forward-looking statements on beliefs and assumptions based on information available to us at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic, competitive, and regulatory conditions, potential future uses of cash, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Each forward-looking statement contained in this presentation speaks only as of the date of this press release, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.
About ZoomInfo
ZoomInfo (NASDAQ: ZI) is the trusted go-to-market platform for businesses to find, acquire, and grow their customers. It delivers accurate, real-time data, insights, and technology to more than 35,000 companies worldwide. Businesses use ZoomInfo to increase efficiency, consolidate, technology stacks, and align their sales and marketing teams - all in one platform. ZoomInfo is a recognized leader in data privacy, with industry-leading GDPR and CCPA compliance measures and numerous data security and privacy certifications. For more information about how ZoomInfo can help businesses grow their revenue at scale, please visit www.zoominfo.com.

Website Disclosure
ZoomInfo intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://ir.zoominfo.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.zoominfo.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about ZoomInfo when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.zoominfo.com/.
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Investor Contact:
Jeremiah Sisitsky
VP of Investor Relations
IR@zoominfo.com
Media Contact:
Meghan Barr
VP, Communications
(203) 216-1878
pr@zoominfo.com
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